UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported) August 19, 2013

FUSE SCIENCE, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada

(State or Other Jurisdiction

of Incorporation)

000-22991	87-0460247
(Commission File Number)	(IRS Employer Identification No.)

6135 NW 167th Street, #E-21 Miami Lakes, Florida	33015
(Address of Principal Executive Offices)	(Zip Code)

(305) 503-3873

(Registrant’s telephone number, Including Area Code)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 19, 2013, Jeanne Hebert, the Vice President of Marketing and Clinical Research of Fuse Science, Inc. (“Fuse” or the “Company”) was promoted to Senior Vice President of Marketing and Clinical Research and was appointed to our board of directors, together with two new independent directors, Reginald Hollinger and JoAnne Brandes.

Reginald Hollinger, 50, has over 23 years of experience in the fields of mergers and acquisitions and corporate finance. Since 2012, he has been an independent consultant in the field, after having served as a Managing Director at SunTrust Robinson Humphrey, Inc. from 2011 to 2012 and as a co-founder and Managing General Partner of Quetzal/J.P. Morgan Partners, L.P., a New York City-based private equity fund from 2000 to 2010. Mr. Hollinger holds a B.A. from Williams College and an M.B.A. from Harvard Business School. Mr. Hollinger’s extensive experience with mergers and acquisitions and corporate finance makes him a valued addition to our board of directors.

JoAnne Brandes, 59, is an attorney and consultant specializing in leadership development, corporate structure and governance, cultural transformation and change management. In January 2007, she retired from an over 25-year career with the S.C. Johnson family of companies, where she served in various capacities, including the Executive Vice President, Chief Administrative Officer, General Counsel and Secretary of JohnsonDiversey, Inc., responsible for all legal matters, human resources, communications, public offerings and administration for the firm and its over 65 domestic and international subsidiaries. She serves as a member of the board of directors of Andersen Windows Corporation, Bemis Manufacturing Corporation and First Business Bank of Brookfield, Wisconsin. Ms. Brandes holds a B.A. degree from the University of Wisconsin and a J.D. degree from Willamette University College of Law. Given her extensive corporate experience, we believe she will be a valued addition to Fuse’s board of directors.

On August 19, 2013, in consideration for their joining the board of directors, each of Mr. Hollinger and Ms. Brandes were issued options to purchase 800,000 shares of common stock at the exercise price of $.08 per share (“Options”), under our 2011 Incentive Stock Plan (the “Plan”).

On August 19, 2013, in lieu of cash compensation for board and committee service, each of our incumbent independent directors (Richard Hutchins, Ph.D., David Berkoff, M.D., James T. Frederick, Ph.D., Neil Chin and Ricardo Harris), were each issued, at their election, Options to purchase 800,000 shares of common stock at an exercise price of $.08 per share under the Plan or an 800,000 share stock grant (“Grants”) under the Plan.

On August 19, 2013, in lieu of cash compensation for their services as executives and performance for the past year, Brian Tuffin and Jeanne Hebert were issued 2,000,000 and 1,000,000 share Grants under the Plan, respectively.

The Options and Grants vest one-half upon issuance and the balance in quarterly installments over a one (1) year period from the issuance date, are subject to acceleration in the event of a merger, asset sale or other “change in control,” as defined in the Plan, expire (in the case of the Options), five (5) years from the date of issuance and vest contingent upon continued service as an employee or director of Fuse, as the case may be. Moreover, the Options and Grants are contingent upon the approval by Fuse’s board of directors and shareholders of an amendment to our articles of incorporation to increase our authorized capitalization.

The Options and Grants were approved by the compensation committee of Fuse’s board of directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUSE SCIENCE, INC.

By: /s/ Brian Tuffin Brian Tuffin, Chief Executive Officer and Acting Chief Financial Officer

Dated: August 19, 2013